(n)(1)(iii)
FORM OF
SCHEDULE A
to the
SECOND AMENDED AND RESTATED MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3
for
ING EQUITY TRUST

Classes of Shares
Funds	A	B	C	I	O	Q	W
ING Equity Dividend Fund	Ö	Ö	Ö	Ö	N/A	N/A	N/A
ING Financial Services Fund	Ö	Ö	Ö	N/A	Ö	Ö	N/A
ING Fundamental Research Fund	Ö	Ö	Ö	Ö	N/A	N/A	N/A
ING Index Plus LargeCap Equity Fund	Ö	Ö	Ö	N/A	N/A	Ö	N/A
ING Index Plus LargeCap Equity Fund II	Ö	Ö	Ö	N/A	N/A	Ö	N/A
ING Index Plus LargeCap Equity Fund III	Ö	Ö	Ö	N/A	N/A	Ö	N/A
ING Index Plus LargeCap Equity Fund IV	Ö	Ö	Ö	N/A	N/A	Ö	N/A
ING LargeCap Growth Fund	Ö	Ö	Ö	Ö	N/A	Ö	N/A
ING LargeCap Value Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö
ING MidCap Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	N/A
ING Opportunistic LargeCap Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö
ING Principal Protection Fund V	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Principal Protection Fund VI	Ö	Ö	Ö	N/A	N/A	Ö	N/A
ING Principal Protection Fund VII	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Principal Protection Fund VIII	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Principal Protection Fund IX	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Principal Protection Fund X	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Principal Protection Fund XI	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Principal Protection Fund XII	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Principal Protection Fund XIII	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Principal Protection Fund XIV	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Real Estate Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING SmallCap Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING SmallCap Value Choice Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö
ING Value Choice Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
     Last Approved: November 30, 2007